UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1845 Walnut Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:          (215) 569-9900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 31, 2007, CSS Industries, Inc. (“CSS”) entered into an Asset Purchase Agreement (“Purchase Agreement”) for the acquisition by a subsidiary of CSS of substantially all of the business and assets of C.R. Gibson, Inc. (“C.R. Gibson”), a designer, marketer and distributor of memory books, stationery, journals and notecards, paper tableware, infant and wedding photo albums and scrapbooks and other gift items that commemorate life’s celebrations. The purchase price is $68 million, subject to certain post-closing adjustments and indemnification obligations. The purchase price is required to be paid in immediately available funds at closing, and $5.55 million of the purchase price will be held in escrow for up to two years (or longer in the case of any post-closing escrow claims that remain unresolved after two years) as a source of funding for indemnification and other post-closing obligations of C.R. Gibson and its shareholders. Consummation of the acquisition, which is presently anticipated to occur on or about November 30, 2007, is subject to the receipt of certain regulatory and other customary approvals and the satisfaction of other customary closing conditions.
     The parties to the Purchase Agreement are CSS; Delta Acquisition, LLC, a wholly-owned subsidiary of CSS and the entity that will acquire substantially all of the business and assets of C.R. Gibson; C.R. Gibson and the individuals and trusts who are the shareholders of C.R. Gibson (Harold M. Anderson, S. Joseph Moore, Joel R. Anderson, Charles C. Anderson, Jr., Delaware ESBT of Charles C. Anderson, Jr., Terrence C. Anderson, Clyde B. Anderson, Allison Jackson, Jay Maier, Delaware ESBT of Jay Maier, Charles C. Anderson, III, Martin R. Abroms and John C. McDowell).
     Other than the Purchase Agreement, there is no material relationship between CSS and/or its affiliates, on the one hand, and C.R. Gibson and/or the stockholders of C.R. Gibson, on the other hand.
Item 7.01. Regulation FD Disclosure.
     On November 1, 2007, CSS issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. This press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by CSS under the Exchange Act and/or the Securities Act of 1933.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release dated November 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc. (Registrant)
By:	/s/ William G. Kiesling
William G. Kiesling
Vice President — Legal and Human Resources and General Counsel

Date: November 2, 2007

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated November 1, 2007.

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